Exhibit 4.1
CUSIP 748349 30 5

The following abbreviations, when used, in the inscription on the face of this certificate, shaft be construed as though they were written out in full according to applicable laws or regulations: TEN COW — as tenants in common UNIF GIFT WIN ACT -___as Custodian tor UNIF TRAN MIN ACT as Custodian for TEN ENT — as tenants by the entireties (Cusip) (Minor) JT TEN — as joint tenants with right of survivorship under Uniform Gifts to Minors under Uniform Transfers to Minors and not as tenants In common Act Act TOD — transfer on death direction in event of owner’s death, (State) (State) to person named on face Additional abbreviations may also be used though not in the above list For Value Received,___hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE) Shares represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises. Dated NOTICE: the signature to this assignment must correspond with the Name as written upon the face of the certificate in every particular, without ALTERATION OP ENLARGEMENT OR ANY CHANGE WHATEVER, SIGNATURE(S) GUARANTEED By THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C RULE 17Ad-15. This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Quest Resource Corporation (the “Company”) and UMB Bank, n.a., a national banking organization (the “Rights Agent”), dated as of May 31, 2006, as it may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or Beneficially Owned or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently Beneficially Owned or held by or on behalf of such Person or by any subsequent holder, may become null and void.